Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

CUSHMAN & WAKEFIELD PLC,

TPG DRONE INVESTMENT, L.P.,

TPG DRONE CO-INVEST, L.P.,

PAGAC DRONE HOLDING I LP,

2339532 ONTARIO LIMITED,

ONTARIO TEACHERS’ PENSION PLAN BOARD,

AND

DTZ INVESTMENT HOLDINGS LP

DATED AS OF     , 2018

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TABLE OF CONTENTS

(continued)

ii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of     , 2018, by and among Cushman & Wakefield PLC, an English public limited company (together with its successors, the “Company”), TPG Drone Investment, L.P. (“TPG Drone Investment”), TPG Drone Co-Invest, L.P. (“TPG Drone Co-Invest” and together with TPG Drone Investment, “TPG”), PAGAC Drone Holding I LP (“PAG”), OTPP (as defined below), DTZ Investment Holdings LP (“DTZ Investment”) and such other Persons, if any, from time to time that become party hereto as holders of Registrable Securities (as defined below) pursuant to Section 3.06.

WITNESSETH:

WHEREAS, on     , 2018, the Company priced an initial public offering (the “IPO”) of Common Shares (as defined below) pursuant to an Underwriting Agreement dated     , 2018 (the “Underwriting Agreement”);

WHEREAS, the parties believe that it is in the best interests of the Company and the other parties hereto to set forth their agreements regarding registration rights applicable to the Registrable Securities of the Company and certain other matters following the closing of the IPO (the “IPO Closing”).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement or report; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Agreement” has the meaning set forth in the preamble.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided, that no Holder shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement and provided further that any portfolio companies of any Sponsor shall not be considered “Affiliates” hereunder. The term “Affiliated” has a correlative meaning.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York are required or authorized by law or executive order to be closed.

“Common Share Equivalents” means securities (including, without limitation, warrants) exercisable, exchangeable or convertible into Common Shares.

“Common Shares” means the ordinary shares, nominal value $0.10 per share, of the Company and any shares of capital stock of the Company issued or issuable with respect to such common stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

“Company” has the meaning set forth in the preamble and shall include the Company’s successors by merger, acquisition, reorganization, conversion or otherwise.

“Company Public Sale” has the meaning set forth in Section 2.03(a).

“Coordination Agreement” means the Coordination Agreement, by and among TPG Drone Investment, TPG Drone Co-Invest, PAG and OTPP, dated as of the date hereof, as amended, modified or supplemented from time to time.

“Demand Notice” has the meaning set forth in Section 2.01(d).

“Demand Period” has the meaning set forth in Section 2.01(c).

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Demand Registration Statement” has the meaning set forth in Section 2.01(a).

“Demand Request” has the meaning set forth in Section 2.01(a).

“Demand Suspension” has the meaning set forth in Section 2.01(e).

“Demanding Sponsor” has the meaning set forth in Section 2.01(a).

“DTZ Investment” has the meaning set forth in the preamble.

“Effectiveness Date” means the date immediately following the IPO Closing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means any holder of Registrable Securities who is a party hereto or who succeeds to rights hereunder pursuant to Section 3.06. For the avoidance of doubt, the term “Holder” includes each of the Sponsors for so long as such Sponsor owns or holds of record, directly or indirectly, any Common Shares.

“IPO” has the meaning set forth in the Recitals.

“IPO Closing” has the meaning set forth in the Recitals.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Long-Form Registration” has the meaning set forth in Section 2.01(a).

“OTPP” means 2339532 Ontario Limited and Ontario Teachers’ Pension Plan Board and, after 2339532 Ontario Limited has distributed all of its Ordinary Shares in the Company to Ontario Teachers’ Pension Plan Board or its Affiliates, shall mean Ontario Teachers’ Pension Plan Board and any of its Affiliates holding Common Shares.

“PAG” has the meaning set forth in the preamble.

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Participation Conditions” has the meaning set forth in Section 2.02(f)(ii).

“Permitted Assignee” has the meaning set forth in Section 3.06.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 2.03(a).

“Potential Takedown Participant” has the meaning set forth in Section 2.02(f)(ii).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

“Registrable Securities” means (i) any Common Shares (including any issuable or issued upon exercise, exchange or conversion of any Common Share Equivalents) that are owned or held of record, directly or indirectly, by a Holder and (ii) any securities that may be issued or distributed or be issuable in respect of any Common Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction that are owned or held of record, directly or indirectly, by a Holder; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (w) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (x) such Registrable Securities have been sold pursuant to Rule 144 without volume limitations or other restrictions on transfer thereunder, (y) in the case of any Holder, the aggregate number of such securities held by such Holder and its Affiliates is less than the number that would subject the distribution thereof to any volume limitation or other restrictions on transfer under Rule 144 and such Holder is able to immediately distribute such securities publicly without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144), provided, however, that any Common Shares held by DTZ Investment shall continue to be Registrable Securities for so long as DTZ Investment holds any Common Shares, or (z) such securities shall have ceased to be outstanding.

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.08.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Rule 144” means Rule 144 under the Securities Act, or any similar or analogous rule promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Vanke Purchase Agreement” means the Purchase Agreement, dated July 24, 2018, by and among Vanke Service (HongKong) Co., Limited (萬科物業服務(香港)有限公司), a Hong Kong limited company, DTZ Investment and the Company.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Notice” has the meaning set forth in Section 2.02(d).

“Shelf Period” has the meaning set forth in Section 2.02(c).

“Shelf Registration” means a Registration effected pursuant to Section 2.02.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 2.02(g).

“Shelf Takedown” means a Public Offering pursuant to an effective Shelf Registration Statement.

“Shelf Takedown Notice” has the meaning set forth in Section 2.02(f)(ii).

“Shelf Takedown Request” has the meaning set forth in Section 2.02(f)(i).

“Short-Form Registration” has the meaning set forth in Section 2.01(a).

“Sponsors” means each of TPG, PAG and OTPP and their respective Affiliates and Permitted Assignees hereunder, and for as long as it holds at least 2% of the Registrable Securities it owned at the IPO Closing, shall include DTZ Investment.

“TPG” has the meaning set forth in the preamble.

“TPG Drone Investment” has the meaning set forth in the preamble.

“TPG Drone Co-Invest” has the meaning set forth in the preamble.

“Underwriting Agreement” has the meaning set forth in the preamble.

“Underwritten Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” means an Underwritten Offering pursuant to an effective Shelf Registration Statement.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

SECTION 1.02.    Other Interpretive Provisions..

(a)    The meanings of defined terms are equally applicable to the singular and plural forms thereof.

(b)    The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection, Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified.

(c)    The term “including” is not limiting and means “including without limitation.”

(d)    The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)    Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01.    Demand Registration.

(a)    Demand by the Sponsors. If, at any time on or after the Effectiveness Date, there is no currently effective Shelf Registration Statement on file with the SEC, a Sponsor may from time to time and at any time make a written request (a “Demand Request”) to the Company for Registration of all or part of the Registrable Securities held by any Sponsor (a “Demanding Sponsor”) (i) on Form S-1 or any similar long-form registration statement (a “Long-Form Registration”) or (ii) on Form S-3 or any similar short-form registration statement (a “Short-Form Registration”) if the Company is qualified to use such short form. Any such requested Long-Form Registration or Short-Form Registration shall hereinafter be referred to as a “Demand Registration.” Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof. Promptly upon receiving any Demand Request, the Company shall use its reasonable best efforts to file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its reasonable best efforts to cause such Demand Registration Statement to promptly become effective under (x) the Securities Act and (y) the “Blue Sky” laws of such jurisdictions as any Participating Holder or any underwriter, if any, reasonably requests.

(b)    Demand Withdrawal. A Demanding Sponsor and any other Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 2.01(d) may withdraw all or any portion of its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. The Company shall continue all efforts to secure effectiveness of the applicable Demand Registration Statement in respect of the Registrable Securities of any other Holder that has requested inclusion in the Demand Registration pursuant to Section 2.01(d) so long as at least one of the Sponsors has requested and not withdrawn all of its Registrable Securities to be included in such Demand Registration; provided, however, if all Sponsors have requested for all of their Registrable Securities to be withdrawn from such Demand Registration, the Company shall immediately cease all efforts to secure effectiveness of the applicable Demand Registration Statement, even if one or more non-Sponsor Holders have requested for Registrable Securities to be included in such applicable Demand Request pursuant to Section 2.01(d). A withdrawn Demand shall not count as the use of a right under Section 2.01(j) unless withdrawn after effectiveness, and in such case, only if the withdrawing Sponsors do not agree to pay the Company’s costs with respect to such Demand Registration.

(c)    Effective Registration. The Company shall, with respect to each Demand Registration, use its reasonable best efforts to cause the Demand Registration Statement to remain effective for not less than one hundred eighty (180) consecutive calendar days (or such shorter period as shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”).

(d)    Demand Notice. Promptly upon receipt of any Demand Request pursuant to Section 2.01(a) (but in no event more than two (2) Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Holders, and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) calendar days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 2.01(d) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities. If any Holder does not deliver a notice to the Company within five (5) calendar days after the delivery of the Demand Notice to such Holder, such Holder shall be deemed to have irrevocably waived any and all rights under this Section 2.01 with respect to such Registration (but not with respect to future Registrations in accordance with this Section 2.01).

(e)    Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension or Shelf Suspension (as defined in Section 2.02(g)) (i) more than once during any twelve (12)-month period, or (ii) for a period exceeding thirty (30) calendar days on any one occasion. Any such determination shall be evidenced by a resolution of the Board of Directors of the Company and delivered at such time to the Sponsors. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by a Demanding Sponsor. Notwithstanding any term of Section 2.01(i) or this Section 2.01(e), in no event may the Company exercise the rights under Sections 2.01(i) or 2.01(e) to cause preemption or postponement of the filing of a Demand Registration Statement or the postponement of the effectiveness or suspension of the use thereof for more than thirty (30) calendar days, unless written consent has been provided by the Sponsors.

(f)    Underwritten Offering. If a Demanding Sponsor so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and such Demanding Sponsor shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company and to such other Sponsors that are selling in the Underwritten Offering, if any.

(g)    Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Sponsors), advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration (i) first, if DTZ Investment holds less than 2% of the Registrable Securities it owned at the IPO Closing, shall be allocated to DTZ Investment if it has requested to participate in such Demand Registration; (ii) next, and only if all the securities referred to in clause (i) have been included, shall be allocated pro rata among the other Sponsors (including any Demanding Sponsor) and any Holder that acquired Registrable Securities pursuant to the Vanke Purchase Agreement that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Sponsor or relevant Holder (provided that any securities thereby allocated to a Sponsor or relevant Holder that exceed such Sponsor’s or relevant Holder’s request shall be reallocated among the remaining requesting Sponsors and relevant Holders in like manner); and (iii) finally, and only if all the securities referred to in clauses (i) and (ii) have been included, the number of securities that any other Holder that has a right to participate in such registration proposes (allocated pro rata among such Holders that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by such Holders and provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) to include in such Registration that, in the opinion of the managing underwriter or underwriters (or the Sponsors, as the case may be) can be sold without having such adverse effect.

(h)    Distributions of Registrable Securities to Partners or Members. In the event any Holder requests to participate in a registration pursuant to this Section 2.01 in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for resale by such partners or members, if requested by the Holder.

(i)    Preemption. If not more than thirty (30) calendar days prior to receipt of a Demand Registration Request the Company shall have (i) circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of the Company; (ii) solicited bids for a primary offering of Shares; or (iii) otherwise reached an understanding with an underwriter with respect to a primary offering of Shares, the Company may preempt the Demand Registration with such primary offering by delivering written notice of such intention (the “Preemption Notice”) to the Sponsors within two (2) Business Days after the Company has received the Demand Registration Request. The period of preemption may be up to thirty (30) calendar days following the date of the Preemption Notice. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to preempt a Demand Registration pursuant to this Section 2.01(i) more than once in any twelve (12)-month period.

(j)    Limitation on Demand Registrations. The Company shall be obligated to take action to effect up to two Demand Registrations from the Effectiveness Date to the one (1) year anniversary of the IPO Closing. If after the one (1) year anniversary of the IPO Closing, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the Company shall be obligated to take action to effect two Demand Registrations for each year, or partial year period that the Company continues to not so qualify provided, that in such period the Company shall not be obligated to effect any Demand Registration if a Demand Registration was declared effective or an Underwritten Shelf Takedown was consummated within the preceding forty-five (45) calendar days.

SECTION 2.02.    Shelf Registration.

(a)    Filing. On or after the one (1) year anniversary of the IPO Closing, as promptly as practicable following a request as may be made from time to time by one or more Sponsors, the Company shall file with the SEC a Shelf Registration Statement pursuant to Rule 415 of the Securities Act relating to the offer and sale by Holders from time to time of Registrable Securities in accordance with the methods of distribution elected by the participating Sponsor(s) and set forth in the Shelf Registration Statement. If on the date of a request to file a Shelf Registration Statement (i) the Company is a WKSI, then such request for a Shelf Registration shall request Registration of an unspecified amount of Registrable Securities; and (ii) the Company is not a WKSI, then the request for a Shelf Registration Statement shall specify the aggregate amount of Registrable Securities to be registered. As promptly as practicable after receipt of a request to file a Shelf Registration Statement, the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act. If fewer than all of the Sponsors make a request pursuant to this Section 2.02(a) to file a Shelf Registration Statement, the Company shall promptly (and, in any event, within two (2) Business Days) notify the other Sponsor(s) of such request. No later than five (5) calendar days after the receipt of the foregoing notification regarding the filing of the Shelf Registration Statement pursuant to this Section 2.02(a), the other Sponsor(s) shall notify the Company in writing the number of its Registrable Securities (if any) that such Sponsor is, or such Sponsors are, requesting to be registered on such Shelf Registration Statement. At any time prior to or after the filing of a Shelf Registration Statement, any of the Sponsors may request that the number of its Registrable Securities (if any) previously requested to be registered on such Shelf Registration Statement be increased to a larger number of its Registrable Securities and the

Company shall thereafter use its reasonable best efforts to effect such increase for such Shelf Registration Statement as promptly as practicable thereafter.

(b)    The aggregate number of Registrable Securities that the Sponsors request to be so registered on such Shelf Registration Statement (as increased from time to time at the election of any of the Sponsors pursuant to the immediately foregoing sentence) shall be referred to in this Section 2.02 as the “Sponsor Shelf Registration Amount.” If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 2.02 shall not apply, and the provisions of Section 2.01 shall apply instead.

(c)    Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) or otherwise cease to be Registrable Securities; and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 without volume limitation or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”). Subject to Section 2.02(g), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(d)    Shelf Notice. Promptly upon receipt of any request by a Sponsor to file a Shelf Registration Statement or any request by a Sponsor to increase the number of its Registrable Securities registered on such Shelf Registration Statement pursuant to Section 2.02(a) (but in no event more than two (2) Business Days thereafter), the Company shall deliver a written notice (a “Shelf Notice”) of any such request to any other Holders specifying the Sponsor Shelf Registration Amount and the Company shall include in such Shelf Registration Statement the number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) calendar days after the date that the Shelf Notice has been delivered. If any Holder does not deliver a notice to the Company within five (5) calendar days after the date that the Shelf Notice has been delivered to such Holder, such Holder shall be deemed to have irrevocably waived any and all right under this Section 2.02 with respect to such Registration (but not with respect to future Registrations in accordance with this Section 2.02).

(e)    Underwritten Offering.

(i)    If a Sponsor so elects, an offering of Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of an Underwritten Offering, and the Company shall amend or supplement the Shelf Registration Statement for the purpose of such

Underwritten Shelf Takedown, such Sponsor(s) shall have the right to select the managing underwriter or underwriters to administer such offering.

(ii)    The provisions of Section 2.01(g) shall apply to any Underwritten Offering pursuant to this Section 2.02(e).

(f)    Shelf Takedown.

(i)    At any time during which the Company has an effective Shelf Registration Statement with respect to a Holder’s Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, a Sponsor may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering of all or a portion of such Sponsor’s Registrable Securities that are covered or will be covered by such Shelf Registration Statement, and as soon as practicable the Company shall promptly amend or supplement the Shelf Registration Statement for such purpose.

(ii)    Promptly upon receipt of a Shelf Takedown Request (but in no event more than two (2) Business Days thereafter) for any Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Holders if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Shelf Takedown that number of Registrable Securities as each such Potential Takedown Participant may request in writing. The Company shall include in the Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that the Shelf Takedown Notice has been delivered. If a Holder does not deliver a notice to the Company within three (3) Business Days after the date that the Shelf Takedown Notice has been delivered to such Holder, such Holder shall be deemed to have irrevocably waived any and all rights under this Section 2.02(f) with respect to such Registration (but not with respect to future Registrations in accordance with this Section 2.02(f)). Any Potential Takedown Participant’s request to participate in a Shelf Takedown shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than ninety-two percent (92%) of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Shelf Takedown and as to the timing, manner, price and other terms of any Shelf Takedown contemplated by this Section 2.02(f)(ii) shall be determined by the Sponsors, and the Company shall use its reasonable best efforts to cause any Shelf Takedown to occur as promptly as practicable; provided that if such Shelf Takedown is to be completed and subject to the Participation Conditions (to the extent applicable), each Potential Takedown Participant’s Pro Rata Portion (as defined below) shall be included in such Shelf Takedown if such Potential Takedown Participant has complied with the requirements set forth in this Section 2.02(f)(ii). “Pro Rata Portion” means a number of shares equal to the aggregate number of Registrable Securities to be sold in a Public Offering (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such Holder at the time of the Public Offering, and the denominator of which is the aggregate number of Registrable Securities held by all Holders at the time of the Public Offering requesting that their Registrable Securities be sold in such Public Offering.

(iii)    If not more than thirty (30) calendar days prior to the Shelf Takedown Request, the Company shall have (i) circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of the Company; (ii) solicited bids for a primary offering of Shares; or (iii) otherwise reached an understanding with an underwriter with respect to a primary offering of Shares, the Company may preempt the Shelf Takedown Request by a Preemption Notice to the Sponsors within two (2) Business Days after the Company has received the Shelf Takedown Request. The period of preemption may be up to thirty (30) calendar days following the date of the Preemption Notice. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to preempt a Shelf Takedown Request pursuant to this Section 2.02(f)(iii) more than once in any twelve (12)-month period. Notwithstanding any term of Section 2.02(g) or this Section 2.02(f)(iii), in no event may the Company exercise the rights under Sections 2.02(f)(iii) or 2.02(g) to cause preemption or postponement of the filing of a Shelf Takedown Request or the postponement related to the Shelf Registration for more than thirty (30) consecutive days, unless written consent has been provided by the Sponsors.

(g)    Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided that the Company shall not be permitted to exercise a Shelf Suspension or Demand Suspension (i) more than one time during any twelve (12)-month period, or (ii) for a period exceeding thirty (30) calendar days on any one occasion. Any such determination shall be evidenced by a resolution of the Board of Directors of the Company and delivered at such time to each of the Sponsors. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Sponsors.

(h)    Priority of Securities Registered Pursuant to Shelf Takedowns. If the managing underwriter or underwriters of a proposed Underwritten Shelf Takedown (or, in the case of a Shelf Takedown not being underwritten, the Sponsors), advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Shelf Takedown exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Shelf Takedown (i) first, if DTZ Investment holds less than 2% of the Registrable Securities it owned at the IPO Closing, shall be allocated to DTZ Investment if it has requested to participate in such Shelf Takedown; (ii) next, and only if all the securities referred to in clause (i) have been included, shall be allocated pro rata among the other Sponsors and any Holder that acquired Registrable Securities pursuant to the Vanke Purchase Agreement that have requested to participate in such Shelf Takedown based on the relative number of Registrable Securities then held by each such Sponsor or relevant Holder (provided that any securities thereby allocated to a Sponsor or relevant Holder that exceed such Sponsor’s or relevant Holder’s request shall be reallocated among the remaining requesting Sponsors and relevant Holders in like manner); and (iii) finally, and only if all the securities referred to in clauses (i) and (ii) have been included, the number of securities that any other Holder that has a right to participate in such registration (allocated pro rata among such Holders that have requested to participate in such Shelf Takedown based on the relative number of Registrable Securities then held by such Holders and provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters (or the Sponsors, as the case may be) can be sold without having such adverse effect.

(i)    Distributions of Registrable Securities to Partners or Members. In the event any Holder requests to participate in a registration pursuant to this Section 2.02 in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for resale by such partners or members, if requested by the Holder.

SECTION 2.03.    Piggyback Registration.

(a)    Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its equity securities for its own account or for the account of any other Persons or to conduct a Public Offering (other than (i) a Registration under Section 2.01 or 2.02, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) (a “Company Public Sale”), then, as soon as reasonably practicable (but in no event less than ten (10) calendar days prior to the proposed date of filing of such Registration Statement or, in the case of any such Public Offering, the anticipated pricing date), the Company shall give written notice of such proposed filing or Public Offering to the Holders, and such notice shall offer the Holders the opportunity to Register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.03(b), the Company shall include in such Registration Statement or in such Public Offering, as applicable, all such Registrable Securities that are requested to be included therein within five (5) calendar days after the receipt by such Holders of any such notice; provided that if at any time after giving written notice of its intention to Register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of such Public Offering, the Company shall determine for any reason not to Register or sell or to delay Registration or sale of such securities, the Company shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to Register or sell, shall be relieved of its obligation to Register or sell any Registrable Securities in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Sponsors to request that such Registration be effected as a Demand Registration under Section 2.01 or an Underwritten Shelf Takedown, as the case may be, and (ii) in the case of a determination to delay Registering or selling, in the absence of a request for a Demand Registration or an Underwritten Shelf Takedown, shall be permitted to delay Registering or selling any Registrable Securities, for the same period as the delay in Registering or selling such other securities. If the offering pursuant to such Registration Statement or Public Offering is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis. Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

(b)    Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities proposed to be sold in such Registration by the Company or (subject to Section 2.07) any Person (other than a Holder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Sponsors and any Holder that acquired Registrable Securities pursuant to the Vanke Purchase Agreement that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Sponsor or relevant Holder (provided that any securities thereby allocated to a Sponsor or relevant Holder that exceed such Sponsor’s or relevant Holder’s request shall be reallocated among the remaining requesting Sponsors and relevant Holders in like manner), (iii) third, and only if all the securities referred to in clause (ii) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the other Holders that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (iv) fourth, and only if all of the Registrable Securities referred to in clause (iii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(c)    No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall be deemed to have been effected pursuant to Sections 2.01 and 2.02 or shall relieve the Company of its obligations under Sections 2.01 or 2.02.

(d)    Withdrawal. Each Holder shall be permitted to withdraw all or part of its Registrable Securities in a Company Public Sale by giving written notice to the Company of its request to withdraw; provided, that (i) such request must be made in writing prior to the effectiveness of such Registration Statement or, in the case of a Public Offering, at least two (2) Business Days prior to the earlier of the anticipated filing of the “red herring” Prospectus, if applicable, and the anticipated pricing or trade date and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Holder shall no longer have any right to include Registrable Securities in the Company Public Sale as to which such withdrawal was made.

(e)    Underwritten Offerings. If any Piggyback Registration is an Underwritten Offering, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

SECTION 2.04.    Lock-up Periods.

(a)    Lock-up Periods for Holders. In the event of a Company Public Sale of the Company’s equity securities in an Underwritten Offering, the Holders agree, if requested by the managing underwriter or underwriters in such Underwritten Offering and agreed to by all of the Sponsors, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) calendar days before and ending ninety (90) calendar days (or such lesser period as may be permitted by the Sponsors or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, however, such restrictions shall not apply to (i) securities acquired in the public market subsequent to the IPO, (ii) distributions-in-kind to a Holder’s partners or members, (iii) transfers to Affiliates, but only if such Affiliates agree to be bound by the restrictions herein, (iv) transfers to Permitted Assignees of each Holder in accordance with the terms of this Agreement and (v) the extent otherwise set forth in the lock-up agreements signed by each Holder.

(b)    Lock-up Period for the Company and Others. In the case of a Registration of Registrable Securities pursuant to Section 2.01 or 2.02 for an Underwritten Offering, the Company and the Holders agree, if requested by the participating Sponsor(s) or the managing underwriter or underwriters with respect to such Registration, not to effect any public sale or distribution of any securities that are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) calendar days before, and ending ninety (90) calendar days (or such lesser period as may be permitted by the participating Sponsor(s) or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such

Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting agreement in connection therewith), to the extent timely notified in writing by the Sponsors or the managing underwriter or underwriters. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made as part of any Registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement. The Company agrees to use its reasonable best efforts to obtain from all directors and executive officers of the Company, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 2.07), if after the date hereof the Company grants any Person (other than a Holder) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any lock-up period required by this Section 2.04 as if it were a Holder hereunder.

SECTION 2.05.    Registration Procedures.

(a)    In connection with the Company’s Registration obligations under Sections 2.01, 2.02 and 2.03, the Company shall use its reasonable best efforts to effect such Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i)    prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to Participating Holders, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel and (y) except in the case of a Registration under Section 2.03, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Sponsors or the underwriters, if any, shall reasonably object and (z) make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request;

(ii)    as soon as reasonably practicable (in the case of a Demand Registration or Shelf Registration, no later than ten (10) calendar days after a request for a Demand Registration or Shelf Registration on Form S-3 or sixty (60) calendar days after a request for a Demand Registration or Shelf Registration on Form S-1) file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii)    prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by a Sponsor, (y) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv)    notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)    promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi)    to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the

Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(vii)    use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus;

(viii)    promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Sponsors agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(ix)    furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(x)    deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(xi)    on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(c) or Section 2.02(b), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xii)    cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xiii)    use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiv)    not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and, if applicable, provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xv)    make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xvi)    enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Sponsors or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvii)    obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xviii)    in the case of an Underwritten Offering, (a) obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement and (b) obtain the required consents from the Company’s independent certified public accountants and, if applicable, independent auditors to include the accountants’ or auditors’ report, as applicable, relating to the specified financial statements in the Registration Statement and to be named as an expert in the Registration Statement;

(xix)    cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xx)    use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xxi)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxii)    use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;

(xxiii)    make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the Sponsors, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Sponsors or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.05(a)(xxiii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (v) the release of such information is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (w) disclosure of such information, in the opinion of counsel to such Person, is otherwise required by law, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person;

(xxiv)    in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such

Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxv)    take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xxvi)    take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xxvii)    provide and cause to be maintained a depositary and a depositary nominee, if applicable, for any depositary receipts representing all shares covered by a Registration Statement;

(xxviii)    if required by the Company’s transfer agent for the shares and/or The Depository Trust Company, the Company will use reasonable efforts to cause opinions of counsel to be delivered to and maintained with the transfer agent and/or DTC, together with any other agreements, authorizations, certificates and directions required by the transfer agent and/or DTC which authorize and direct the transfer agent to transfer shares without any restrictive legend and which allow DTC to accept such shares for settlement;

(xxix)    use all reasonable efforts to facilitate the settlement of the shares to be sold pursuant to this Agreement, including through the facilities of DTC and by facilitating the issuance or cancellation of depositary receipts underlying such shares; and

(xxx)    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

(b)    The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c)    Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.05(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.05(a)(v), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.05(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.

(d)    To the extent that any of the Sponsors or any of their Affiliates is deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or otherwise, the Company agrees that (1) the indemnification and contribution provisions contained in this Agreement shall be applicable to the benefit of such Sponsor or its Affiliates in its role as deemed underwriter in addition to its capacity as Holder and (2) such Sponsor and its Affiliates shall be entitled to conduct such activities which it would normally conduct in connection with satisfying its “due diligence” defense as an underwriter in connection with an offering of securities registered under the Securities Act, including conducting due diligence and the receipt of customary opinions and comfort letters.

SECTION 2.06.    Underwritten Offerings.

(a)    Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by the Sponsors pursuant to a Registration under Section 2.01 or Section 2.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Sponsors and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.09. The Participating Holders shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holders, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(b)    Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 2.03 and subject to the provisions of Section

2.03(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders. Any such Holder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(c)    Participation in Underwritten Registrations. Subject to the provisions of Sections 2.06(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d)    Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01 or 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Sponsor(s) selling Registrable Securities in the offering. In addition, in the case of any Underwritten Offering, and in the case of Shelf Takedowns, subject to the conditions of Section 2.02(f)(ii), each of the Holders may withdraw their request to participate in the registration pursuant to Section 2.01, 2.02 or 2.03 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

SECTION 2.07.    No Inconsistent Agreements; Additional Rights. None of the Company or any of its subsidiaries shall hereafter enter into, and none are currently a party to, any agreement with respect to their respective securities that is inconsistent with the rights granted to the Holders by this Agreement. Without the prior written consent of the Sponsors, none of the Company or any of its subsidiaries shall enter into any agreement granting registration or similar rights to any Person, and the Company hereby represents and warrants that, as of the date hereof, no registration or similar right has been granted to any other Person other than pursuant to this Agreement.

SECTION 2.08.    Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursement of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company and any subsidiaries of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all reasonable fees and disbursements of legal counsel for each Sponsor participating in such Registration (or, in the case of a Shelf Registration, each Sponsor selling Registrable Securities under the Shelf Registration Statement), (viii) all fees and expenses of accountants selected by the Demanding Sponsor(s) (or, in the case of a Shelf Registration, the Holder selling Registrable Securities under the Shelf Registration Statement), (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xii) all expenses related to the “road show” for any underwritten offering (including all reasonable out-of-pocket expenses of the Sponsors), including all travel, meals and lodging and (xiii) all fees and expenses incurred in connection with the distribution or transfer of Registrable Securities to or by a Holder or its Permitted Assignees in connection with a Public Offering. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

SECTION 2.09.    Indemnification.

(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including, without limitation, reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made)

not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided, that the Company shall not be liable to any particular indemnified party (A) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (B) to the extent that any such Loss arises out of or is based upon an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) calendar days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)    Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c)    Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)    Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.09 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.09(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.09(a) and 2.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.09(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 2.09(b). If indemnification is available under this Section 2.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.09(a) and 2.09(b) hereof without regard to the provisions of this Section 2.09(d). The remedies provided for in this Section 2.09 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 2.10.    Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Sponsors, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time), and it will take such further action as the Sponsors may reasonably request, all to the extent required from time to time to enable the Sponsors to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

SECTION 2.11.    Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended.

SECTION 2.12.    In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its Common Shares to its direct or indirect equityholders, the Company will, subject to applicable lockups pursuant to Section 2.04, reasonably cooperate with and assist such Holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent and the delivery of Common Shares without restrictive legends, to the extent no longer applicable).

SECTION 2.13.    Trading Windows. The Company shall (i) use its reasonable best efforts to notify each Sponsor of each “closing” and “opening” date under the trading windows established by the Company’s insider trading policy, in each case, at least two (2) Business Days prior to each such date and (ii), at the request of any Sponsor, confirm to the requesting Sponsor whether a trading window is open at such time.

ARTICLE III

MISCELLANEOUS

SECTION 3.01.    Term. This Agreement shall terminate upon the later of the expiration of the Shelf Period and such time as there are no Registrable Securities, except for the provisions of Sections 2.09 and 2.10 and all of this Article III, which shall survive any such termination.

SECTION 3.02.    Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 3.03.    Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

SECTION 3.04.    Notices. Unless otherwise specified herein, all notices and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by personal hand-delivery, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, sent to the Person at the address given for such Person below or such other address as such Person may specify by notice to the Company:

If to the Company:

Cushman & Wakefield plc

225 West Wacker Drive, Suite 3000

Chicago, Illinois 60606

Attention:	General Counsel
Telephone:	(312) 470-1800
Email:	brett.soloway@cushwake.com

If to TPG Drone Investment or TPG Drone Co-Invest:

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

Attention: Office of General Counsel

Telephone: (817) 871-4000

E-mail: officeofgeneralcounsel@tpg.com

with a copy to:

345 California Street

San Francisco, CA 94104

Attention: Adam Fliss

E-mail: afliss@tpg.com

If to PAG:

c/o 32/F, AIA Central

1 Connaught Road Central

Hong Kong

Attention:	Jon Lewis

Elaine Chen

Email:	jlewis@pag.com

echen@pag.com

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

Unit 908, 9th Floor, Kerry Parkside Office

No. 1155 Fang Dian Road

Pudong New Area, Shanghai 201204

People’s Republic of China

Attention:	Niping Wu
Email:	niping.wu@fenwick.com

If to OTPP:

Ontario Teachers’ Pension Plan Board

5650 Yonge Street

Toronto, Ontario M2M 4H5

Canada

Attention:	Raju Ruparelia
E-mail:	raju_ruparelia@otpp.com
law_investments@otpp.com

with a copy (which shall not constitute notice) to:

Baker McKenzie

Tower One - International Towers Sydney

Level 46 - 100 Barangaroo Avenue

Sydney NSW 2000

Australia

Attention:	Michael Kunstler

Lewis Apostolou

E-mail:	michael.kunstler@bakermckenzie.com

lewis.apostolou@bakermckenzie.com

If to the Company or Sponsors, copies shall be delivered (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention:	Jeffrey D. Karpf, Esq. and

Helena K. Grannis, Esq.

Telephone:	(212) 225-2000

If to DTZ Investment, to each of the Sponsors at the addresses indicated above.

If to any other Holder who becomes party to this agreement after the date hereof, to the address on the counterpart signature page to this Agreement executed by such holder.

SECTION 3.05.    Amendment. Any provision of this Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, if, and only if, such amendment, modification, extension, termination or waiver is in writing and signed by the Sponsors; provided that (a) any amendment, modification, extension, termination or waiver that would have a material adverse effect on a Holder relative to the Sponsors shall require the written consent of that Holder and (b) this Section 3.05 may not be amended without the prior written consent of the Holders (other than the Sponsors) holding a majority of the outstanding Registrable Securities of such Holders.

SECTION 3.06.    Successors, Assigns and Transferees. Each party may assign all or a portion of its rights and obligations hereunder to any of its Affiliates to which such party transfers its ownership of all or any of its Registrable Securities (each such Person, a “Permitted Assignee”). Such Persons and any other Person that acquires Registrable Securities pursuant to the terms of the Coordination Agreement, the limited partnership agreement of DTZ Investment, or the Vanke Purchase Agreement shall execute a counterpart to this Agreement and become a party hereto and such Person’s Registrable Securities shall be subject to the terms of this Agreement; provided, however, that upon the delivery to the Company of an executed counterpart to this Agreement promptly following the acquisition of such Registrable Securities, such Person shall be deemed a Holder (and, solely in the event that such Person is affiliated with TPG, PAG or OTPP, a Sponsor) for purposes of this Agreement. All other rights and obligations hereunder shall not be assignable without the prior written consent of the Sponsors. Any attempted assignment in violation of this Section 3.06 shall be null and void.

SECTION 3.07.    Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

SECTION 3.08.    Third Parties. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than each other Person entitled to indemnity or contribution under Section 2.09) any right, remedy or claim under or by virtue of this Agreement.

SECTION 3.09.    Governing Law. This Agreement shall be governed and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice of law or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

SECTION 3.10.    Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 3.04 hereof is reasonably calculated to give actual notice

SECTION 3.11.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.11.

SECTION 3.12.    Merger; Binding Effect, etc. . This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and Permitted Assignees.

SECTION 3.13.    Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.14.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

SECTION 3.15.    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such, for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION 3.16.    Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CUSHMAN & WAKEFIELD PLC

By:
Name:
Title:

TPG DRONE INVESTMENT, L.P.

By:
Name:
Title:

TPG DRONE CO-INVEST, L.P.

By:
Name:
Title:

PAGAC DRONE HOLDING I LP

By: PAGAC Drone Holding GP I Limited, its general partner

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

2339532 ONTARIO LIMITED

By:
Name:
Title:

ONTARIO TEACHERS’ PENSION PLAN BOARD

By:
Name:
Title:

DTZ INVESTMENT HOLDINGS LP

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]